Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated May 17, 2015 to the Board of Directors of ANN INC. (the “Company”) included in Annex B to Amendment No. 1 to the Proxy Statement/Prospectus, which forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of ascena retail group, inc. relating to the proposed merger of Avian Acquisition Corp., a wholly owned subsidiary of ascena retail group, inc., and the Company, and (ii) the references to such opinion in Amendment No. 1 to such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ J.P. Morgan Securities LLC

July 8, 2015